Exhibit 99.1

OptimizeRx Provides Business Update and Sets First Quarter 2024 Conference Call for May 14, 2024 at 4:30 p.m. ET

1Q24 revenue expected to grow over 40% year-over-year and come in between

$18.5 - $19.2 million

First quarter revenue and adjusted EBITDA to come in ahead of consensus

DAAP adoption and cross selling activities are tracking ahead of internal expectations

WALTHAM, Mass. – April 26, 2024 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), the leading provider of healthcare technology solutions helping life sciences companies reach and engage healthcare professional (HCPs) and patients, is providing a business update for 2024 and is preannouncing preliminary, unaudited results for select financials for the first quarter of 2024.

For the first quarter, the Company expects revenue to increase over 40% year-over-year and come in between $18.5 million and $19.2 million with a GAAP net loss and Adjusted EBITDA loss between $(8.2) - $(7.0) million and $(1.0) - $(0.7) million, respectively (see definition of this non-GAAP measure and reconciliation to GAAP, below). The year-over-year revenue increase was primarily driven by strong organic growth due to our Dynamic Audience Activation Platform (DAAP) as well as from our October 2023 acquisition of Medicx Health.

Steve Silvestro, OptimizeRx President commented, “The momentum from the fourth quarter has carried into the first quarter of 2024 with the signing of 9 new DAAP deals. Current industry trends favor our approach with pharma looking to partner with scalable platforms that have agile precision-marketing capabilities which at its core is what our AI enabled platform delivers.”

“Our commercial integration strategy between OptimizeRx and Medicx is also progressing ahead of our expectations, with numerous new cross-sell opportunities in late-stage negotiations. The integration of the two businesses is ahead of schedule and we are optimistic about our performance. With the addition of Medicx, we stand out as the only scalable platform with both HCP and direct-to-consumer reach. This unique positioning enhances our ability to cross-sell and upsell, unlocking significant value. We estimate the potential opportunity with existing brands alone to be nearly $2.8 billion, with even greater potential for brands we don’t yet support. This favorable environment strengthens our confidence in meeting or exceeding our financial targets.”

Earnings Call

OptimizeRx will hold a conference call on Tuesday, May 14, 2024 at 4:30 p.m. Eastern Time to discuss its results for the first quarter for the period ended March 31, 2024. The financial results will be issued in a press release prior to the call.

OptimizeRx management will host the call, followed by a question-and-answer period. Details for the conference call can be found below:

Date:	Tuesday, May 14, 2024
Time:	4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Toll Free:	1-877-423-9813
International:	1-201-689-8573
Conference ID:	13746273
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1668162&tp_key=64b094d8c1

Please call the conference telephone number or log on to the web access link five minutes prior to the start time.

A replay of the call will remain available for 12 months via the Investors section of the OptimizeRx website at http://www.optimizerx.com/investors.

About OptimizeRx

OptimizeRx provides best-in-class health technology that enables care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 2 million U.S. healthcare providers and millions of their patients through an intelligent technology platform embedded within a proprietary digital point-of-care network, as well as mass digital communication channels, OptimizeRx helps life sciences organizations engage and support their customers.

For more information, follow the Company on X, LinkedIn or visit www.optimizerx.com.

Preliminary and Unaudited Financial Results

The preliminary and unaudited financial results are subject to completion of the Company’s financial quarterly closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the preliminary and unaudited revenue results. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the preliminary estimates of revenue and/or Adjusted EBITDA set forth in this press release.

Definition and Use of Non-GAAP Financial Measures

This press release includes a presentation of Adjusted EBITDA which is a non-GAAP financial measure.

The Company defines adjusted EBITDA as GAAP net income (loss) with an adjustment to add back depreciation, amortization, interest, stock-based compensation, acquisition expenses, severance expense, income or loss related to the fair value of contingent consideration, gain or loss from the disposal of a business, asset impairment charges, other income (loss), and income taxes. The Company has provided this non-GAAP financial measure to aid investors in better understanding its performance. Management believes that this non-GAAP financial measure provide additional insight into the operations of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a Company’s non-cash operating expenses, management believes that providing this non-GAAP financial measure that exclude non-cash expenses allows for meaningful comparisons between the Company’s business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the Company’s business operating results over different periods of time.

The Company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate Adjusted EBITDA differently. The Company’s Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider this non-GAAP measure to be a substitute for or superior to the information provided by its GAAP financial results.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s preliminary and unaudited financial results. These forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the possibility of management identifying items that would require adjustments to the preliminary unaudited revenue and Adjusted EBITDA results described in this press release, and other risks summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

OPTIMIZERX CORPORATION

RECONCILIATION of GAAP to NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

$ in millions	Three Months Ended March 31, 2024
Net loss	$(8.2) – $(7.0)
Interest	$1.5 – $1.5
Taxes	$1.0 – $0.5
Depreciation and amortization	$1.1 – $1.0
Stock-based compensation	$3.0 – $2.7
Severance charges	$0.4 – $0.4
Acquisition expense	$0.2 – $0.2
Adjusted EBITDA	$(1.0) – $(0.7)

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Media Relations Contact
Dilma Bennett, Media Relations Manager
dbennett@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com